Exhibit 21

                                  Subsidiaries

              Name                                  State of Incorporation or Formation
              ----                                  -----------------------------------
Phototonics for Woman's Oncology LLC (inactive)                  Delaware

Pro-screen, LLC (inactive)                                       Delaware

Medi-Photonics Development L.L.C.                                New York

Laser Diagnostics Instruments, Inc.                              New York